 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-237321 and File No. 333-256509) and Registration Statement on Form S-8 (File No. 333-285640) of our report, dated April 16, 2024, which appears in the Annual Report on Form 10-K filed with the U.S. Securities Exchange Commission (“SEC”) on March 26, 2025 relating to the audit of the consolidated balance sheet of Greenland Technologies Holding Corporation and its subsidiaries (the “Company”) as of December 31, 2023, and the related statements of income and comprehensive incomes, changes in shareholders’ equity, and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the financial statements).

We also consent to the Company’s reference to WWC, P.C., Certified Public Accountants, as experts in accounting and auditing

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
March 26, 2025	Certified Public Accountants
PCAOB ID: 1171